Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Black Diamond, Inc.

We consent to the incorporation by reference, on Amendment No. 2 to Form S-3 of Black Diamond, Inc. (formerly, Clarus Corporation), of our reports dated September 15, 2009 and September 26, 2008 with respect to the consolidated financial statements of Black Diamond Equipment, Ltd. and Subsidiaries as of and for the years ended June 30, 2009, 2008 and 2007.

/s/ Tanner LLC
Salt Lake City, Utah
January 28, 2011